Exhibit 99.1

VIZIO HOLDING CORP.
Reports Q1 2021 Financial Results

Irvine, CA., May 11, 2021—VIZIO Holding Corp. (NYSE: VZIO) today announced its financial results for the quarter ended March 31, 2021.
“Our first quarter results demonstrate the success of our investments in our Device and Platform business," said William Wang, Founder and Chief Executive Officer of VIZIO Holding Corp. “We see tremendous opportunity ahead as we continue to invest in the quality of our execution, the quality of our products, and most importantly, the quality of our team. The evolution of TV is calling for a revolution, and VIZIO is here to answer it.”
First Quarter 2021 Highlights

Financial and operational highlights include:

•Net revenue increased 52% year over year to $505.7 million
•Platform+ net revenue increased 120% year over year to $52.2 million
•Gross profit increased 82% year over year to $86.7 million
•Net income declined 64% year over year to $3.3 million
•Adjusted EBITDA increased 218% year over year to $40.4 million
•SmartCast Active Accounts grew 57% year over year to 13.4 million
•SmartCast Hours grew 70% year over year to 3.6 billion
•Average Revenue Per User (ARPU) increased 76% year over year to $14.52
Business highlights include:
•Ranked #2 best-selling TV brand in the US during Q1 20211
•Ranked #1 best-selling Sound Bar in the US during Q1 20212
•Named Best Connected TV Platform by Digiday
•Awarded IGN's Best 4K TV for Gaming (P-Series Quantum 9)
•Editors' Choice Award from IGN, Reviewed and Newsweek (OLED, P-Series Quantum X and Quantum 9)
•Editors' Choice Award from Reviewed and WIRED Recommends (V-Series, M-Series and Elevate Sound Bar)
•Added 32 free ad-supported channels, including HSN/QVC, Fuse Sweat, and several from AMC Networks
•Univision joined Project OAR as the first Spanish-language network
•Launched The CW, FOX NOW, and FOX Nation streaming apps

1 The NPD Group, Inc., Retail Tracking Service, U.S., LCD TVs, based on unit share, Jan. - Mar. 2021.
2 The NPD Group, Inc., Retail Tracking Service, U.S., Sound Bars, based on unit share, Jan. - Mar. 2021.

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and ARPU)

	Three Months Ended March 31,		Change
	2021	2020	%
Financial Highlights:(1)
Net revenue:
Device	$453.5	$308.9	47%
Platform+	52.2	23.7	120%
Total net revenue	505.7	332.5	52%
Gross profit:
Device	48.2	32.5	48%
Platform+	38.4	15.2	152%
Total gross profit	86.7	47.7	82%
Operating expenses	72.9	37.0	97%
Net income	3.3	9.3	(64)%
Adjusted EBITDA(2)	$40.4	$12.7	218%

Operational Metrics:
Smart TV Shipments	1.5	1.2	28%
SmartCast Active Accounts (as of)	13.4	8.5	57%
Total VIZIO Hours	6,951	4,912	42%
SmartCast Hours	3,622	2,137	70%
SmartCast ARPU	$14.52	$8.23	76%
_________________________
(1) some subtotals may not add due to rounding
(2) a reconciliation of Net Income to Adjusted EBITDA is provided below

Financial Outlook
(In millions)

Second Quarter 2021
Platform+ Net Revenue	$55 - $59
Platform+ Gross Profit	$36 - $40
Adjusted EBITDA	$12 - $18

Virtual Investor Event – Tuesday, May 11, 2021
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the webcast please visit this link. Following the live audio webcast, a playback will be available on VIZIO's Investor Relations website (investors.vizio.com) through June 1, 2021 at 11:59 p.m (ET).

About VIZIO
Founded and headquartered in Orange County, California, VIZIO’s mission is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. VIZIO is driving the future of televisions through its integrated platform of cutting-edge Smart TVs and powerful SmartCast operating system. VIZIO also offers a portfolio of innovative sound bars that deliver consumers an elevated audio experience. VIZIO’s platform gives content providers more ways to distribute their content and advertisers more tools to target and dynamically serve ads to a growing audience that is increasingly transitioning away from linear TV.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through VIZIO’s Investor Relations website at investors.vizio.com. VIZIO announces material information to the public about VIZIO, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website (investors.vizio.com), its blog (accessible via vizio.com/en/newsroom) and its Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV units shipped and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.

SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net income before interest income, other (expense) income, net, provision for income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net income as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net income.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net income. We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net income.

Forward-looking information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance, our expectations regarding the impact of the COVID-19 pandemic, and our ability to keep pace with technological advances in our industry and successfully compete in highly competitive markets. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 24, 2021, and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
Jodie McAfee
PR@vizio.com

Source: VIZIO Holding Corp.

Condensed Consolidated Statement of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net revenue:
Device	$453,460	$308,855
Platform+	52,196	23,685
Total net revenue	505,656	332,540
Cost of goods sold:
Device	405,238	276,357
Platform+	13,753	8,456
Total cost of goods sold	418,991	284,813
Gross profit:
Device	48,222	32,498
Platform+	38,443	15,229
Total gross profit	86,665	47,727
Operating expenses:
Selling, general and administrative	67,851	30,116
Marketing	4,404	6,248
Depreciation and amortization	614	660
Total operating expenses	72,869	37,024
Income from operations	13,796	10,703
Interest income	82	348
Other (expense) income, net	(189)	345
Total non-operating (expense) income	(107)	693
Income before income taxes	13,689	11,396
Provision for income taxes	10,344	2,109
Net income	$3,345	$9,287

Net income attributable to Class A and Class B stockholders:
Basic	$0.02	$0.05
Diluted	$0.02	$0.05
Weighted-average Class A and Class B common shares outstanding:
Basic	145,730	144,268
Diluted	157,174	146,944

Condensed Consolidated Balance Sheets
(In thousands except per share amounts)

	As of
	March 31, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$435,135	$207,728
Accounts receivable, net	248,503	405,609
Other receivables due from related parties	815	978
Inventories	9,743	10,545
Income tax receivable	—	1,315
Other current assets	56,599	55,460
Total current assets	750,795	681,635
Property, equipment and software, net	9,829	7,929
Goodwill, net	44,788	44,788
Intangible assets, net	102	131
Deferred income taxes	25,424	26,652
Other assets	13,218	13,847
Total assets	$844,156	$774,982
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$159,680	$209,362
Accounts payable	128,365	166,805
Accrued expenses	146,043	154,959
Accrued royalties	77,223	81,143
Other current liabilities	12,081	5,272
Total current liabilities	523,392	617,541
Other long-term liabilities	7,810	8,210
Total liabilities	531,202	625,751
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000 and 0 shares authorized and no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Series A convertible preferred stock, $0.0001 par value; 0 and 250 shares authorized and 0 and 135 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	2,565
Common stock, $0.0001 par value; 1,000,000 and 675,000 Class A shares authorized, 85,470 and 150,831 Class A shares issued, and 85,036 and 150,831 Class A shares outstanding as of March 31, 2021 and December 31, 2020, respectively; 200,000 and 0 Class B shares authorized and 98,633 and 0 Class B shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; 150,000 and 0 Class C shares authorized, 0 Class C shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	18	15
Additional paid-in capital	262,799	98,885
Accumulated other comprehensive (loss) income	(72)	873
Retained earnings	50,209	46,893
Total stockholders’ equity	312,954	149,231
Total liabilities and stockholders' equity	$844,156	$774,982

Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$3,345	$9,287
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	614	660
Deferred income taxes	1,228	—
Share-based compensation expense	26,019	1,339
Changes in operating assets and liabilities:
Accounts receivable	157,102	172,180
Other receivables due from related parties	164	2,486
Inventories	808	3,889
Income taxes receivable	1,323	778
Other current assets	(1,338)	(1,381)
Other assets	628	(2,719)
Accounts payable due to related parties	(49,680)	(107,415)
Accounts payable	(38,249)	(69,752)
Accrued expenses	(19,659)	(38,892)
Accrued royalties	(3,920)	(115)
Income taxes payable	6,823	1,339
Other current liabilities	(17)	471
Other long-term liabilities	(400)	2,419
Net cash provided by (used in) operating activities	84,791	(25,426)
Cash flows from investing activities:
Purchase of property and equipment	(2,353)	(280)
Net cash used in investing activities	(2,353)	(280)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	158
Payment of dividends on Series A convertible preferred stock	(594)	—
Proceeds from IPO, net of $10,700 underwriting fees	148,044	—
Payments of offering costs	(1,363)	—
Net cash provided by financing activities	146,087	158
Effects of exchange rate changes on cash and cash equivalents	(1,118)	(2)
Net increase (decrease) in cash and cash equivalents	227,407	(25,550)
Cash and cash equivalents at beginning of year	207,728	176,579
Cash and cash equivalents at end of year	$435,135	$151,029
Supplemental disclosure of cash flow information:
Net cash paid (received) during the period for income taxes	$69	$(56)
Cash paid for interest	$47	$38
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$3,366
Cash paid for amounts included in the measurement of operating lease liabilities	$720	$551
Payment to taxing authority in connection with shares directly withheld from employees not yet made	$9,121	$—
IPO costs not yet paid	$1,663	$—

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
	(Unaudited, in thousands)
Net income	$3,345	$9,287
Adjusted to exclude the following:
Interest income	(82)	(348)
Other expense (income), net	189	(345)
Provision for income taxes	10,344	2,109
Depreciation and amortization	614	660
Share-based compensation	26,019	1,339
Adjusted EBITDA	$40,429	$12,702